Exhibit 23(b)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-269983 on Form S-3 of our report dated February 18, 2026, relating to the financial statements of Alabama Power Company, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Birmingham, Alabama
February 18, 2026